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                                                                    Exhibit 24.1

                               DTE ENERGY COMPANY

                          DIRECTORS' POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS:

         That each of the undersigned do hereby severally make, constitute and appoint Susan M. Beale, David E. Meador, N.A. Khouri, Susan E. Riske, David R. Murphy and James F. Tompkins, and each of them, our true and lawful attorneys-in-fact to sign and execute for each of us and on our behalf as directors of DTE Energy Company pre-effective and post-effective amendments to the Company's Shelf Registration Statement to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or any of them, may approve, with respect to issues of the Company's securities.

         IN WITNESS WHEREOF, this Power of Attorney has been signed by the undersigned this 25th day of June, 2002.


/s/ Terence E. Adderley         /s/ Theodore S. Leipprandt
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Terence E. Adderley              Theodore S. Leipprandt

/s/ Lillian Bauder              /s/ John E. Lobbia
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Lillian Bauder                  John E. Lobbia

/s/ David Bing                  /s/ Eugene A. Miller
--------------------------      ------------------------------------
David Bing                      Eugene A. Miller

/s/ Allan D. Gilmour            /s/ Charles W. Pryor
--------------------------      ------------------------------------
Allan D. Gilmour                Charles W. Pryor

/s/ Alfred R. Glancy, III       /s/ Howard F. Sims
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Alfred R. Glancy, III           Howard F. Sims

/s/ Frank M. Hennessey
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Frank M. Hennessey